Exhibit 99.1

                                                          777 E. Wisconsin Ave.
                                                     Milwaukee, Wisconsin 53202

News Release

                                                            Rockwell Automation


                                                Media Contact:     Matt Gonring
                                                                 Vice President
                                                Global Corporate Communications
                                                            Rockwell Automation
                                                           Phone:  414-382-5575

                                             Investor Contact:      Tom Mullany
                                                   Vice President and Treasurer
                                                            Rockwell Automation
                                                           Phone:  414-212-5210

ROCKWELL AUTOMATION UPDATES SECOND QUARTER EARNINGS OUTLOOK

MILWAUKEE (April 1, 2003) - Rockwell Automation, Inc. (NYSE: ROK) Chairman and CEO Don H. Davis, in a presentation at the Deutsche Bank Basic Industries Conference today, stated that diluted EPS in the fiscal second quarter is expected to be in the range of 24 to 25 cents. This expected result includes the effect of a non-cash charge of approximately $8 million ($3 million after tax or 1 cent per share) related to the sale of a majority of the company's ownership interest in Reliance Electric Limited Japan (REJ) to ULVAC, Inc., of Japan.

The proceeds from the transaction total $10 million and approximate the company's net book value of tangible assets related to REJ. The non-cash charge that will be recognized in the fiscal second quarter relates to intangible assets associated with REJ. In fiscal 2002, REJ sales were approximately $40 million and Rockwell Automation's share of REJ's losses was approximately
$1 million.

REJ, headquartered in Yokohama, Japan, is a manufacturer of motion control products, standard AC drives and systems.

Rockwell Automation, Inc. is a leading global provider of industrial automation power, control and information solutions that help customers meet their manufacturing productivity objectives. The company brings together leading brands in industrial automation for Complete Automation solutions, including Allen-Bradley(R) controls and services, Dodge(R) mechanical power transmission products, Reliance Electric(TM) motors and drives, and Rockwell Software(R) factory management software. The company also is a provider of contact management technologies and applications that help companies more efficiently manage interaction with their own customers. Headquartered in Milwaukee, WI, the company employs about 22,000 people serving customers in more than 80 countries.

This news release contains statements (including certain projections and business trends) accompanied by such phrases as "believes," "estimates," "expect(s)," "anticipates," "will," "intends" and other similar expressions, that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to economic and political changes in international markets where the Company competes, such as currency exchange rates, inflation rates, recession, foreign ownership restrictions and other external factors over which the Company has no control; demand for the market acceptance of new and existing products, including levels of capital spending in industrial markets; successful development of advanced technologies; competitive product and pricing pressures; future terrorist attacks; and the uncertainties of litigation, as well as other risks and uncertainties, including but not limited to those detailed from time to time in the Company's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.